================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 30, 2000.


                           EXCHANGE APPLICATIONS, INC.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    0-24679                    04-3338916
          --------                    -------                    ----------
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)


                  89 South Street, Boston, Massachusetts 02111
                  --------------------------------------------
               (Address of Principal Executive Offices) (ZIP Code)


        Registrant's telephone number, including area code (617) 737-2244
                                                           --------------


================================================================================

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
        ------------------------------------

     This Form 8-K/A amends the current report filed on Form 8-K filed on July 14, 2000 to incorporate Item 7.

     On June 8, 2000, Exchange Applications, Inc., a Delaware corporation ("Exchange") and a leading provider of customer optimization software products and services, entered into a definitive merger agreement to acquire via a triangular merger all of the issued and outstanding shares of capital stock of Customer Analytics Holdings, Inc. ("CAH"), a software development company incorporated under Delaware law, from all of the shareholders thereof. The transaction was consumated on June 30, 2000.

     The aggregate consideration paid by Exchange to the CAH shareholders consisted of approximately $114 million of Exchange common stock and stock options, par value $.001 per share. The price of Exchange common stock used in calculating the consideration was $22.20. The terms of the agreement were determined in arm's-length negotiations between Exchange and CAH.

     All other information required by Item 2 is set forth in the merger agreement and press release filed, respectively, as Exhibit 2 and Exhibit 99.1 hereto, and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
        ------------------------------------------------------------------

     Item 7 is hereby amended to state as follows:

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
    -----------------------------------------


Customer Analytics Holdings, Inc. and Subsidiaries

Report of Independent Public Accountants.....................................F-2

Consolidated Balance Sheets as of December 31, 1999 and 1998.................F-3

Consolidated Statements of Operations for the Years Ended December 31,
1999 and 1998................................................................F-4

Consolidated Statements of Shareholders' Equity for the Years Ended
December 31, 1999 and 1998...................................................F-5

Consolidated Statements of Cash Flows for the Years ended December 31,
1999 and 1998................................................................F-6

Notes to Consolidated Financial Statements...................................F-7


Customer Analytics, Inc.

Report of Independent Public Accountants....................................F-21

Statement of Operations and Accumulated Deficit for the Ten Months
Ended October 31, 1999......................................................F-22

Statement of Cash Flows for the Ten Months Ended October 31, 1999...........F-23

Notes to Financial Statements...............................................F-24

Customer Analytics, Inc.

Report of Independent Public Accountants....................................F-27

Balance Sheet as of December 31, 1998.......................................F-28

Statements of Operations for the Period from Inception (April 16, 1998)
to December 31, 1998........................................................F-29

Statements of Redeemable Preferred Stock and Stockholders' Deficit
for the Period from inception (April 16, 1998) to December 31, 1998.........F-30

Statements of Cash Flows for the Period from Inception (April 16, 1998)
to December 31, 1998........................................................F-31

Notes to Financial Statements...............................................F-32

INDEPENDENT AUDITORS' REPORT


To the Directors and Shareholders of
Customer Analytics Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of Customer Analytics Holdings, Inc. and subsidiaries (collectively, the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Customer Analytics Holdings, Inc. and subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Deloitte and Touche, LLP
Dallas, Texas
May 18, 2000 (June 8, 2000,
   as to Note 10)

CUSTOMER ANALYTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1999 AND 1998
----------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                        1999            1998

CURRENT ASSETS:
   Cash                                                                                 $  2,647,053      $  4,454,062
   Accounts receivable - net (Note 3)                                                      5,523,119         4,418,902
   Inventories                                                                                85,388            59,809
   Prepaid expenses and other                                                                663,154           467,536
   Income taxes receivable                                                                 1,462,578           312,539
   Product development costs - net (Note 1)                                                  208,162           560,963
   Deferred income taxes (Note 7)                                                               --             321,000
                                                                                        ------------      ------------
           Total current assets                                                           10,589,454        10,594,811

ACCOUNTS RECEIVABLE - Long-term (Note 3)                                                     265,000              --

PROPERTY AND EQUIPMENT - Net (Note 4)                                                      1,176,129           779,868

GOODWILL - Net (Notes 1 and 2)                                                            22,443,320              --
                                                                                        ------------      ------------
TOTAL                                                                                   $ 34,473,903      $ 11,374,679
                                                                                        ============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable  (Note 5)                                                              $  5,861,083      $       --
   Accounts payable                                                                        2,182,093         1,057,450
   Accrued compensation and other expenses                                                 1,289,886         1,911,903
   Deferred contract revenues                                                              1,645,491           497,580
                                                                                        ------------      ------------
           Total current liabilities                                                      10,978,553         3,466,933

DEFERRED INCOME TAXES (Note 7)                                                                88,000           156,000

DEFERRED RENT LIABILITY                                                                       47,393            73,243

CAPITAL LEASE OBLIGATIONS - Less current portion  (Note 5)                                   305,619              --

COMMITMENTS (Note 6)

SHAREHOLDERS' EQUITY (Note 8):
   Convertible, voting preferred stock, no par value; 20,000,000 shares authorized,
      5,598,144 and 3,260,792 shares issued and outstanding, respectively                 21,497,228         7,473,116
   Common stock, $.0001 par value; 100,000,000 shares authorized,
      10,788,720 and 9,842,376 shares issued and outstanding, respectively
      (including 865,454 and 1,400,720 restricted shares, respectively)                        1,078               984
   Warrants for convertible preferred stock                                                  871,887              --
   Additional paid-in capital                                                              8,593,515            75,270
   Retained earnings (deficit)                                                            (7,728,301)          569,594
   Unearned compensation - restricted common stock grants                                   (181,069)         (358,461)
   Note receivable - shareholder                                                                --             (82,000)
                                                                                        ------------      ------------
           Total shareholders' equity                                                     23,054,338         7,678,503
                                                                                        ------------      ------------
TOTAL                                                                                   $ 34,473,903      $ 11,374,679
                                                                                        ============      ============
See notes to consolidated financial statements.

CUSTOMER ANALYTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 1999 AND 1998
----------------------------------------------------------------------------------------------------
                                                                          1999              1998
REVENUES (Note 3):
   License fees                                                       $ 11,212,738      $ 16,428,484
   Consulting and implementation services                                4,634,053         4,789,838
   Product sales                                                           185,733           919,771
   Other                                                                   837,990           247,183
                                                                      ------------      ------------
           Total                                                        16,870,514        22,385,276

COSTS AND EXPENSES (Notes 1, 6 and 9):
   Costs of revenues                                                     5,253,466         4,023,590
   Selling, marketing and customer support                              10,857,603         5,956,180
   General and administrative                                            4,388,767         6,093,547
   Product development                                                   3,772,791         1,864,248
   Depreciation and other amortization                                     430,181           340,345
   Goodwill amortization                                                   742,165
                                                                      ------------      ------------
           Total                                                        25,444,973        18,277,910
                                                                      ------------      ------------
OPERATING INCOME (LOSS)                                                 (8,574,459)        4,107,366

OTHER INCOME (EXPENSE):
   Interest income                                                         100,836           209,099
   Interest expense                                                       (172,164)
   Amortization of subordinated debt discount                             (209,741)
   Other                                                                    24,023               331
                                                                      ------------      ------------
           Total                                                          (257,046)          209,430
                                                                      ------------      ------------
INCOME (LOSS) BEFORE INCOME TAX                                         (8,831,505)        4,316,796

INCOME TAX EXPENSE (BENEFIT) (Note 7)                                     (533,610)        1,637,736
                                                                      ------------      ------------
NET INCOME (LOSS)                                                     $ (8,297,895)     $  2,679,060
                                                                      ============      ============

See notes to consolidated financial statements.

CUSTOMER ANALYTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999 AND 1998
-------------------------------------------------------------------------------------------------------------------------------
                                                         Convertible, Voting                                      Warrants for
                                                           Preferred Stock                Common Stock            Convertible
                                                    ---------------------------   ----------------------------     Preferred
                                                        Shares         Amount         Shares        Amount           Stock

BALANCE AT JANUARY 1, 1998                             3,260,792   $  7,473,116      9,782,376    $        978    $       --

   Restricted common stock issuance (Note 8)                --             --          100,000              10            --

   Retirement of restricted common stock (Note 8)           --             --          (40,000)             (4)           --

   Amortization of unearned compensation                    --             --             --              --              --

   Net income                                               --             --             --              --              --
                                                    ------------   ------------   ------------    ------------    ------------

BALANCE AT DECEMBER 31, 1998                           3,260,792      7,473,116      9,842,376             984            --

   Retirement of restricted common stock (Note 8)           --             --          (68,360)             (7)           --

   Collection of shareholder note                           --             --             --              --              --

   Preferred and common stock issuance for
      acquisition (Note 2)                             2,337,352     14,024,112      1,013,704             101            --

   Common stock options issued
      for acquisition (Note 2)                              --             --             --              --              --

   Issuance of warrants with subordinated debt              --             --             --              --           871,887

   Issuance of common stock upon exercise
      of stock options                                      --             --            1,000            --              --

   Amortization of unearned compensation                    --             --             --              --              --

   Net loss                                                 --             --             --              --              --
                                                    ------------   ------------   ------------    ------------    ------------
BALANCE AT DECEMBER 31, 1999                           5,598,144   $ 21,497,228     10,788,720    $      1,078    $    871,887
                                                    ============   ============   ============    ============    ============

CUSTOMER ANALYTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999 AND 1998(continued)
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                       Note
                                                     Additional       Retained                      Receivable
                                                       Paid-In        Earnings        Unearned         From
                                                       Capital        (Deficit)     Compensation    Shareholder         Total

BALANCE AT JANUARY 1, 1998                          $       --      $ (2,109,466)   $   (540,469)   $       --      $  4,824,159

   Restricted common stock issuance (Note 8)              81,990            --              --           (82,000)           --


   Retirement of restricted common stock (Note 8)         (6,720)           --             6,724            --

   Amortization of unearned compensation                    --              --           175,284            --           175,284


   Net income                                               --         2,679,060            --              --         2,679,060
                                                    ------------    ------------    ------------    ------------    ------------

BALANCE AT DECEMBER 31, 1998                              75,270         569,594        (358,461)        (82,000)      7,678,503

   Retirement of restricted common stock (Note 8)         (9,167)           --             9,174            --              --

   Collection of shareholder note                           --              --              --            82,000          82,000

   Preferred and common stock issuance for
      acquisition (Note 2)                             6,082,123            --              --              --        20,106,336

   Common stock options issued
      for acquisition (Note 2)                         2,444,469            --              --              --         2,444,469

   Issuance of warrants with subordinated debt              --              --              --              --           871,887

   Issuance of common stock upon exercise
      of stock options                                       820            --              --              --               820

   Amortization of unearned compensation                    --              --           168,218            --           168,218


   Net loss                                                 --        (8,297,895)           --              --        (8,297,895)
                                                    ------------    ------------    ------------    ------------    ------------
BALANCE AT DECEMBER 31, 1999                        $  8,593,515    $ (7,728,301)   $   (181,069)   $       --      $ 23,054,338
                                                    ============    ============    ============    ============    ============


See notes to consolidated financial statements.

                                      F-5

CUSTOMER ANALYTICS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999 AND 1998
-------------------------------------------------------------------------------------------------------------------------
                                                                                1999              1998
OPERATING ACTIVITIES:
   Net income (loss)                                                        $ (8,297,895)     $  2,679,060
   Noncash items in net income (loss):
      Depreciation                                                               428,114           134,157
      Amortization - product development costs                                   679,900           373,275
      Amortization - goodwill and debt discount                                  951,906              --
      Compensation expense for restricted common stock grants                    168,218           175,284
      Gain on sale of assets                                                        --             (31,221)
      Deferred income taxes                                                      253,000          (168,000)
   Changes in operating working capital - net of acquisition:
      Accounts receivable                                                       (470,477)       (1,231,349)
      Inventories                                                                (25,579)           29,463
      Prepaid expenses and other                                                 (81,433)          (88,915)
      Income taxes receivable/payable                                         (1,150,039)          (69,652)
      Product development costs                                                 (327,099)         (747,129)
      Accounts payable and accrued expenses                                     (346,591)        1,109,442
      Deferred rent liability                                                    (25,850)           73,243
      Deferred contract revenues                                                 145,596        (1,093,439)
                                                                            ------------      ------------
           Net cash from (used for) operating activities                      (8,098,229)        1,144,219
                                                                            ------------      ------------
INVESTING ACTIVITIES:
   Cash of business acquired                                                     319,069              --
   Additions to property and equipment                                          (482,768)         (564,545)
   Proceeds from sale of property and equipment                                     --             305,398
                                                                            ------------      ------------
           Net cash used for investing activities                               (163,699)         (259,147)
                                                                            ------------      ------------
FINANCING ACTIVITIES:
   Proceeds from revolving line of credit                                      1,500,000              --
   Proceeds from term note payable                                             1,887,000              --
   Proceeds from subordinated debt                                             3,000,000              --
   Payments on capital lease obligation                                          (14,901)           (7,218)
   Issuance of common stock upon exercise of stock options                           820              --
   Proceeds from shareholder note                                                 82,000              --
                                                                            ------------      ------------
           Net cash used for financing activities                              6,454,919            (7,218)
                                                                            ------------      ------------
NET INCREASE (DECREASE) IN CASH                                               (1,807,009)          877,854

CASH:
   Beginning of year                                                           4,454,062         3,576,208
                                                                            ------------      ------------
   End of year                                                              $  2,647,053      $  4,454,062
                                                                            ============      ============
SUPPLEMENTAL INFORMATION:
   Interest paid                                                            $     97,791      $       --
                                                                            ============      ============
   Income taxes paid                                                        $    175,000      $  1,350,000
                                                                            ============      ============
   Noncash investing and financing activities:
      Issuance (retirement) of restricted common stock                      $     (9,174)     $     75,276
                                                                            ============      ============
      Issuance of capital stock and options for acquisition                 $ 22,550,805      $       --
                                                                            ============      ============
See notes to consolidated financial statements.

CUSTOMER ANALYTICS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS - Customer Analytics Holdings, Inc. ("CAI"), a Delaware corporation, formerly ActionSystems Holdings, Inc. ("ASHI"), a Texas corporation, provides software, implementation methodologies and directed learning to help its clients integrate strategy, technology and learning to optimize market and customer profitability. CAI develops, implements and licenses its intellectual properties in the form of software and related courseware to corporate clients primarily in the banking, travel and insurance industries in the United States, United Kingdom, Canada, Latin America and South Africa. CAI began marketing its desktop computer learning systems and web-enabled systems in fiscal 1998.

     In October 1999, ASHI closed the Agreement and Plan of Merger with Customer Analytics, Inc. ("Customer Analytics") (see Note 2), forming a new company known as CAI, as described above. The companies were combined, using the carryover historical cost basis of ASHI (the acquirer for accounting purposes) at the time of the merger, and accounting for the acquisition of Customer Analytics under the purchase method.

     CONSOLIDATED FINANCIAL STATEMENTS include the accounts of CAI and its wholly owned subsidiaries, Customer Analytics, Inc.; ActionSystems, Inc.; ActionSystems UK, Ltd.; and ActionSystems Canada, Inc. (collectively referred to as the "Company"). Canadian and United Kingdom operations, which are not significant, are recorded using the U.S. dollar as the functional currency. Significant intercompany balances and transactions are eliminated in consolidation. Preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses for the period. Differences from those estimates are recognized in the period they become known.

     REVENUES from license fees for software and related courseware not requiring significant customization are generally recognized upon receipt of an executed license agreement (contract) and shipment of software and specified courseware, provided that the license fee is fixed and determinable and collection is probable, and there are not significant remaining service obligations or significant extended payment terms on software license fees. Where license fee payment terms are closely linked to significant service obligations, the license and service fees are recognized as the services are performed. In certain cases, extended payment terms are provided for the license fees on software and related courseware agreements. If management concludes that the fees on these contracts are fixed or determinable and their collection is probable, the unbilled contract amounts are accrued; otherwise, these fees are recognized when they are billed and collection is probable. For the infrequent contracts where software and related courseware require significant customization or include significant services that are not priced separately, license fees are recognized on the percentage-of-completion method. Product sales are recognized as revenues when products are shipped and title passes. Other revenues are recognized as services are provided.

     Consulting and implementation services revenues are typically specified and priced separately in the contract. These revenues are recognized as services are performed under a time and material basis, or on the percentage-of-completion method when under a fixed price basis. Percentage of completion is determined by relating the actual hours of work performed, to date, to the estimated total hours of each contract. Changes in contract performance and conditions, including final contract settlements, may result in revisions to costs. These revisions and any estimated losses on contracts in progress are recognized in the period in which they are determinable.

     PRODUCT DEVELOPMENT COSTS relate to the Company's software and courseware. Software development costs are expensed as incurred until technological feasibility of the product is established as evidenced by a detail program design. Capitalized software and courseware development costs are amortized to expense upon product release using the straight-line method over 12 months. Total costs related to software development were 3,419,990 and $2,238,102, of which $327,099 and $747,129 were capitalized in 1999 and
     1998, respectively. Capitalized product development costs of $0 and $70,587 at 1999 and 1998, respectively, related to the costs of the Company's courseware. Amortization of capitalized product development costs of $679,900 and $373,275 in 1999 and 1998, respectively, is included in product development expense. Capitalized product development costs of $1,330,314 and $1,003,215 are stated net of accumulated amortization of $1,122,152 and $442,252 at December 31, 1999 and 1998, respectively.

     INVENTORIES consisting of printed training materials for courseware are stated at the lower of average cost or market.

     PROPERTY AND EQUIPMENT are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets of primarily three to five years or the related lease terms if shorter.

     GOODWILL is the excess of cost over the fair value of the net assets of subsidiaries acquired and is being amortized on a straight-line basis over five years (see Note 2). Goodwill is stated net of accumulated amortization of $742,165 at December 31, 1999.

     DEFERRED INCOME TAXES are provided under the asset and liability method for temporary differences in the recognition of income and expense for tax and financial reporting purposes.

     STOCK-BASED COMPENSATION arising from stock option grants is accounted for by the intrinsic value method under APB Opinion No. 25. Statement of Financial Accounting Standards ("SFAS") No. 123 encourages (but does not require) the cost of stock options and other stock-based compensation arrangements with employees to be measured based on the fair value of the equity instrument awarded. As permitted by SFAS No. 123, the Company applies APB No. 25 to its stock-based compensation awards to employees and discloses in Note 8 the required pro forma effect on net income (loss).

     RECLASSIFICATIONS of certain amounts have been made in the Company's consolidated financial statements for consistency with the presentation of Exchange Applications, Inc. (see Note 10).

2.   ACQUISITION

     In October 1999, ASHI acquired 100% of the capital stock of Customer Analytics, a provider of industry-specific, enterprise relationship management applications and solutions, targeting the financial services, travel, pharmaceutical and high-technology industries. In this acquisition, ASHI issued 2,337,352 shares of preferred stock, 1,013,704 shares of common stock and 428,422 common stock options, which were fair valued at a total of $22.5 million. The acquisition has been accounted for by the purchase method, and goodwill of $23.2 million, including related acquisition costs, was recorded for the cost in excess of the fair value of net assets acquired of $0.1 million.

     Unaudited pro forma results of operations of the Company as if the above acquisition had occurred at the beginning of the years presented are as follows:

                                                    1999               1998

        Revenues                                 $17,049,000       $ 22,385,000
        Net loss                                 (16,624,000)        (3,912,000)

     Unaudited pro forma results of operations are not necessarily indicative of what the Company's actual results of operations would have been had the acquisition occurred at the beginning of 1998, nor do they purport to be indicative of the Company's future results of operations.

3.   ACCOUNTS RECEIVABLE AND SIGNIFICANT CUSTOMERS

     Accounts receivable at December 31, 1999 and 1998, consist of the following:

                                                                          1999           1998
      Current assets:
         Total billed receivables                                      $2,885,646     $1,632,143

         Less allowance for doubtful accounts                              93,349         75,989
                                                                       ----------     ----------
         Net billed receivables                                         2,792,297      1,556,154

         Accrued, unbilled contract receivables - due in 12 months      2,730,822      2,862,748
                                                                       ----------     ----------
         Total accounts receivable - current                           $5,523,119     $4,418,902
                                                                       ==========     ==========
      Long-term assets - accrued, unbilled contract receivables -
         due in 2001                                                   $  265,000     $     --
                                                                       ==========     ==========

     Accounts receivable and revenues from significant customers represent the following percentages of the Company's net accounts receivable and total revenues:

                                                                Accounts
                                            Revenues           Receivable
                                        ------------------  ------------------
                                          1999     1998       1999     1998

     Customer A                             17%       1%        19%       4%
     Customer B                             23                  10
     Customer C                              9       15          7
     Customer D                                      12                   5
     Customer E                              1                  12
     Customer F                              1                  11
     Customer G                              2        2          3       11

4.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1999 and 1998, consist of the following:

                                                     1999           1998

      Furniture and fixtures                      $  145,515     $  145,193
      Computer equipment                           1,228,091        886,223
      Equipment                                      127,652        110,376
      Equipment under capital lease                  452,279
      Leasehold improvements                          18,155          5,525
                                                  ----------     ----------
      Total                                        1,971,692      1,147,317

      Less accumulated depreciation                  795,563        367,449
                                                  ----------     ----------
      Property and equipment - net                $1,176,129     $  779,868
                                                  ==========     ==========


5.   CREDIT FACILITY AND DEBT

     The Company has an available bank line of credit of $3,000,000, which expires September 30, 2000. The agreement requires maintenance of specified levels of tangible net worth, current ratio limit, liabilities to tangible net worth and minimum interest coverage. The Company was not in compliance with certain bank debt covenants at December 31, 1999, and subsequently obtained waivers. Borrowings under the line of credit are collateralized by substantially all assets of the Company. At December 31, 1999 and 1998, $1,500,000 and $0, respectively, were outstanding under the line of credit.

     Notes payable and debt at December 31, 1999, consist of the following:


      Revolving note payable to bank to be paid down in full on or by
      November 30, 2000, in one lump sum, including interest at prime plus
      1% (9.5% at December 31, 1999)                                                      $1,500,000

      Term note payable to bank in quarterly installments of $657,000 due
      February 15, 2000, $477,000 due May 15, 2000, and $753,000 due
      August 15, 2000, including interest at prime plus 1% (9.5% at
      December 31, 1999), collateralized by certain receivables                            1,887,000

      Subordinated note payable to investor as entered into on November 9, 1999, and convertible into Series B Preferred Stock; if not converted, will be due in one lump sum on May 15, 2000 (see Note 10), including interest at 6%, less unamortized debt discount of $662,146 arising from the related warrants
      (see below)                                                                          2,337,854

      Capital lease obligations, payable in variable monthly installments totaling
      $136,229 in 2000, $162,616 in 2001 and $143,003 in 2002, net of $119,575
      discount and collateralized by the leased equipment                                    441,848
                                                                                          ----------
      Total                                                                                6,166,702

      Less current portion                                                                 5,861,083
                                                                                          ----------
      Long-term portion of capital lease obligation                                       $  305,619
                                                                                          ==========

     The holders of the subordinated notes also received warrants to purchase, for $.0001 per share, 250,000 shares of Series B Convertible Preferred Stock of the Company. An initial value of $871,887 was allocated to the warrants and recorded as debt discount. Unamortized debt discount of $662,146 is deducted from the related debt at December 31, 1999.

6.   LEASE COMMITMENTS

     The Company leases certain office space and equipment under noncancelable operating leases. Certain operating leases contain renewal options. Rental expense under operating leases totaled $906,876 and $604,231 for 1999 and 1998, respectively. Future minimum commitments for current leases at December 31, 1999, are as follows:

      2000                                       $1,172,881
      2001                                          919,336
      2002                                          378,477
      2003                                           40,020
      2004                                           40,020
      Thereafter                                     18,420
                                                 ----------
      Total minimum lease payments               $2,569,154
                                                 ==========

7.   INCOME TAXES

     The tax effects of significant items composing the Company's net deferred tax assets and liabilities as of December 31, 1999 and 1998, are as follows:

                                                                              1999             1998
      Current asset (liability):
         Accrued expenses not currently deductible                        $   143,000      $   433,000
         Valuation allowance for receivables not currently deductible          35,000           28,000
         Capitalized product development costs deducted for tax
            purposes                                                          (77,000)         (37,000)
         Unearned compensation deducted for tax purposes                      (65,000)         (65,000)
         Prepaid expenses deducted for tax purposes                           (30,000)         (33,000)
         Other                                                                 (6,000)          (5,000)
                                                                          -----------      -----------
         Total                                                                   --            321,000

      Noncurrent asset (liability):
         Net operating loss carryforwards, expiring in 2019                 2,336,372
         Valuation allowance                                               (2,336,372)
         Accelerated depreciation for tax purposes                            (86,000)         (86,000)
         Unearned compensation deducted for tax purposes                       (2,000)         (70,000)
                                                                          -----------      -----------
         Total                                                                (88,000)        (156,000)
                                                                          -----------      -----------
      Net deferred tax asset (liability)                                  $   (88,000)     $   165,000
                                                                          ===========      ===========

     The resulting components of income tax expense (benefit) are as follows:

                                                     1999            1998

      Current:
         U.S. federal                            $  (786,610)     $ 1,546,118
         U.S. state                                     --            135,063
                                                 -----------      -----------
         Total                                      (786,610)       1,681,181

      Deferred:
         U.S. federal                                232,486          (39,922)
         U.S. state                                   20,514           (3,523)
                                                 -----------      -----------
         Total                                       253,000          (43,445)
                                                 -----------      -----------
      Income tax expense (benefit)               $  (533,610)     $ 1,637,736
                                                 ===========      ===========


     Income tax expense (benefit) varies from the amount determined by applying the statutory federal income tax rate of 34% to income (loss) before income tax as follows:

                                                                        1999            1998
      Income tax (benefit) computed at federal statutory rate       $(3,002,712)     $ 1,467,711
      Income-based state tax, net of federal income tax benefit                           86,816
      Goodwill amortization and other expenses not deductible
         for tax purposes                                               291,793           38,143
      Change in valuation allowance                                   2,336,372
      Other                                                            (159,063)          45,066
                                                                    -----------      -----------
      Income tax expense (benefit)                                  $  (533,610)     $ 1,637,736
                                                                    ===========      ===========

8.   CAPITAL STOCK

     CONVERTIBLE, VOTING PREFERRED STOCK, SERIES A - The Company has authorized 20,000,000 shares and issued 5,598,144 shares of no par value convertible, voting preferred stock at a stated price of $2.20 per share. Each share is convertible to a share of common stock, subject to specified adjustments, and has voting rights equal to the number of shares of common stock into which such preferred shares are then convertible. Certain voting matters require the approval of a majority of preferred shareholders. The preferred shares have liquidation privileges based on specified formulas before any distributions are made to holders of common stock and receive a pro rata share of any dividends declared for common stock based on the number of shares of common stock into which such preferred shares are then convertible. Prior to a defined corporate transaction such as a merger, sale or qualified public offering, each holder of preferred stock may demand the Company redeem all or a portion of shares for a cash amount per share based on specified formulas of the initial price and a pro rata portion of remaining proceeds from a corporate transaction plus all declared but unpaid dividends, if any, with respect to each share of preferred stock. Liquidation values are calculated in the same manner as redemption price. Upon the consummation of a qualified public offering of common stock, each share of Series A Preferred outstanding will be automatically converted into common stock.

     CONVERTIBLE, PREFERRED STOCK, SERIES B - The Company has reserved shares of $.0001 par value convertible preferred stock series B for potential issuance upon conversion of warrants related to subordinated notes payable (see Note 5). Each share shall have rights, preferences and limitations substantially identical to the Series A Preferred Stock.

     RESTRICTED COMMON STOCK - The Company has outstanding 865,454 and 1,400,720 shares at December 31, 1999 and 1998, respectively, of restricted common stock to certain employees. The restricted shares have no preferences and vest 20% upon issuance and 20% each year over a period of four years, but will vest automatically if there is a change in control of the majority of the voting shares of the Company. The restricted shares are held in trust by the Company. Based on a fair value at the grant date in 1997, the Company recorded unearned compensation of $876,432 upon issuance, which is amortized over the vesting period. Of the $876,432 in unearned compensation, the Company recorded compensation expense of $168,218 and $175,284 for 1999 and 1998, respectively, in general and administrative expenses.

     STOCK OPTION PLAN - The Board of Directors is authorized to grant up to 3,198,398 option shares under its Nonqualified Stock Option Plan (the "Plan"), which is to remain in effect for ten years to 2007 or through expiration of the latest option period, whichever is later. The Plan contains provisions upon dissolution, liquidation or merger of the Company to allow for immediate exercise of all issued and outstanding options.

     The following information summarizes the shares subject to option:

                                                                                 Weighted Average
                                                                                    Exercise
                                                       Number of Shares          Price per Share
                                                  -------------------------     ------------------
                                                    1999            1998          1999      1998
      Options outstanding, beginning of year      1,030,997         325,000     $   2.75  $   0.39

      Assumed in acquisition (Note 2)               428,422            --            .54

      Granted                                       333,693         705,997         6.50      3.83

      Exercised                                      (1,000)           --            .82

      Terminated                                   (240,958)           --           4.89
                                                  ---------       ---------
      Options outstanding, end of year            1,551,154       1,030,997         2.61      2.75
                                                  =========       =========
      Options exercisable, end of year              567,581         271,199
                                                  =========       =========
      Reserved for future options                 1,647,244
                                                  =========

     The following table summarizes additional information about stock options outstanding and exercisable at December 31, 1999:

                                             Options Outstanding
                               -------------------------------------------------
                                                                                      Options Exercisable
                                                      Weighted                    ------------------------------
                                                      Average        Weighted                        Weighted
   Range of                                          Remaining         Average                       Average
   Exercise                        Number of         Contractual     Exercise        Number of       Exercise
    Prices                          Shares              Life           Price          Shares          Price

 $.36 - $.54                        753,422          8.34 years        $ .47          308,265         $ .44
     $.82                           165,000          8.00 years          .82           66,000           .82
   $4 - $5                          333,847          8.92 years         4.84          133,539          4.84
    $6.50                           298,885          9.42 years         6.50           59,777          6.50
                                  ---------                                           -------         -----
                                  1,551,154          8.73 years                       567,581         $2.16
                                  =========                                           =======         =====

     Shares issued upon exercise of the options are callable by the Company at fair value on the date of call.

     The Company applies the provisions of APB No. 25 and related Interpretations in accounting for its stock option plan. No compensation cost has been recognized for its stock option plan because the estimated fair value of the common stock at the date of option grant was not in excess of the option price. SFAS No. 123 prescribes a method to record compensation cost at the fair value of the options granted. Had compensation cost been determined with the method prescribed by SFAS No. 123, the Company's pro forma net income would have been reduced by approximately $247,000 and $183,000 for 1999 and 1998, respectively.

     In the pro forma calculations, the weighted average fair value of options granted during 1999 and 1998 was estimated at $2.10 and $1.23 per share, respectively, on the grant date using the Black-Scholes option-pricing model with the following weighted average assumptions: risk-free interest rate of 5.6% in 1999 and 1998; no dividend yield; expected lives of seven years; and no expected volatility because the Company's stock is not publicly traded.

     COMMON STOCK RESERVED - Common shares reserved at December 31, 1999, for possible future issuance are as follows:

      Convertible preferred stock, Series A                   5,598,144
      Common stock options outstanding                        1,551,154
      Warrants for convertible preferred stock, Series B        250,000
                                                              ---------
      Common shares contingently issuable                     7,399,298

      Common stock options available for grant                1,647,244
                                                              ---------
      Common shares reserved for possible future issuance     9,046,542
                                                              =========


     Also, the subordinated note payable (see Note 5) is convertible into Series B preferred stock, which is convertible into common shares under specified conditions.

9.   BENEFIT PLAN

     The Company maintains a 401(k) savings plan that covers substantially all full-time employees. Participants may contribute a portion of their compensation up to the maximum allowed by the federal government, the first 6% of which the Company matched 50% for fiscal 1999 and 1998. The matching contribution expense was $206,383 and $135,317 for 1999 and 1998, respectively, and is included in general and administrative expenses.

10.  SUBSEQUENT EVENTS

     On June 8, 2000, the Company entered into an agreement of merger with Exchange Applications, Inc. ("EAI"), after which the Company will become a wholly owned subsidiary of EAI. In contemplation of this merger, the Company's subordinated note payable due May 15, 2000 (see Note 5), was extended to the merger date, at which time it will be exchanged as specified in the agreement.

                                     ******

CUSTOMER ANALYTICS, INC.

Statements of Operations and Accumulated Deficit and Cash Flows
For the period ended October 31, 1999
Together with Auditors' Report

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Customer Analytics, Inc.:

We have audited the accompanying statements of operations and accumulated deficit and cash flows of Customer Analytics, Inc. for the ten month period ended October 31, 1999. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The statements of operations and accumulated deficit and cash flows were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Exchange Applications, Inc. in relation to the acquisition of Customer Analytics, Inc.) and is not intended to be a complete presentation of Customer Analytics, Inc. results for the period ended October 31, 1999.

In our opinion, the statements referred to above present fairly, in all material respects, the results of operations and cash flows of Customer Analytics, Inc. for the ten month period ended October 31, 1999, in conformity with accounting principles generally accepted in the United States.



/s/ Arthur Andersen, LLP
Boston, Massachusetts
August, 28, 2000

CUSTOMER ANALYTICS, INC.

Statement of Operations and Accumulated Deficit for the Ten Month Period Ended October 31, 1999


                                                       1999

      Revenues                                     $   178,941

      Cost of Revenues                                 236,803
                                                   -----------

               Gross loss                              (57,862)
                                                   -----------

      Selling and Marketing Expenses                   947,210

      Research and Development Expenses              2,868,026

      General and Administrative Expenses              473,605
                                                   -----------

               Loss from operations                 (4,346,703)

      Interest Expense, net                             36,341
                                                   -----------

               Net loss                             (4,310,362)

      Accumulated deficit, beginning of period      (2,086,274)
                                                   -----------

      Accumulated deficit, end of period           $(6,396,636)
                                                   ===========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

CUSTOMER ANALYTICS, INC.

Statement of Cash Flows
for the Period Ended October 31, 1999

                                                                                            1999
      Cash Flows from Operating Activities:
         Net loss                                                                        $(4,310,362)
         Adjustments to reconcile net loss to net cash used in operating activities-
           Depreciation                                                                       93,144
         Changes in current assets and liabilities-
           Accounts receivable                                                              (109,515)
           Prepaid expenses and other current assets                                        (105,229)
           Contract costs in progress                                                        170,814
           Accounts payable                                                                   11,213
           Accrued expenses                                                                  302,656
           Deferred revenue                                                                  253,980
                                                                                         -----------

               Net cash used in operating activities                                      (3,693,299)
                                                                                         -----------
      Cash Flows from Investing Activities:
         Sale of marketable securities                                                     1,979,840
         Purchase of property and equipment                                                  (40,327)
         Increase in other assets                                                            (97,793)
                                                                                         -----------

               Net cash provided by investing activities                                   1,841,720
                                                                                         -----------
      Cash Flows from Financing Activities:
         Proceeds from sale of convertible debt                                              800,000
         Proceeds from capitalized leases                                                    129,218
         Payments on capital lease obligations                                              (108,187)
                                                                                         -----------

               Net cash provided by financing activities                                     821,031
                                                                                         -----------

      Net Decrease in Cash and Cash Equivalents                                           (1,030,548)

      Cash and Cash Equivalents, beginning of period                                       1,198,405
                                                                                         -----------

      Cash and Cash Equivalents, end of period                                           $   167,857
                                                                                         ===========

      Supplemental Schedule of Cash Flow Information:
         Cash paid for interest                                                          $     7,728
                                                                                         ===========

      Supplemental Schedule of Noncash Investing and Financing Activities:
         Property and equipment acquired under capital lease obligation                  $   410,393
                                                                                         ===========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Customer Analytics, Inc. (the "Company") is a provider of industry-specific, enterprise relationship management ("ERM") applications and solutions. Target industries include financial services, travel, pharmaceuticals, and high technology. ERM enables an enterprise to obtain a consistent and comprehensive view of each current and prospective customer, thus understanding the needs and associated value of each customer, in the process of improving revenue growth, profit, and shareholder value.

     The Company is subject to risks common to companies in the industry including, but not limited to, new technological innovations, dependence on key individuals, protection of proprietary technology, uncertainty of market acceptance of products, and the need to obtain additional financing.

     The accompanying financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying notes to financial statements.

     (a) USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b) REVENUE RECOGNITION

         The Company provides system design, implementation and support services under fixed price and time and materials contracts. For fixed price contracts where reasonably dependable estimates are available, revenue is recorded on the basis of the estimated percentage of completion of services rendered. When reasonably dependable estimates are not available, the Company uses the completed contract method of accounting where costs are capitalized, to the extent they will be realized, as incurred until the contract is completed. Losses, if any, on fixed price contracts are recognized when the loss is determined. For time and materials contracts, revenue is recorded at contractually agreed upon rates as the costs are incurred.

         Revenues for software application sales are recognized on the basis of customer acceptance over the period of software implementation.

     (c) DEPRECIATION

         The Company provides for depreciation using the straight-line method by charges to operations in amounts that allocate the cost of equipment over their estimated useful lives, as follows:

                                                 ESTIMATED
                   ASSET CLASSIFICATION         USEFUL LIVES

                 Computer equipment                5 years
                 Furniture and fixtures            7 years
                 Software                          3 years
                 Office equipment                  5 years

         Depreciation expense recorded in the period ended October 31, 1999 was $93,144.

     (d) RESEARCH AND DEVELOPMENT EXPENSES

         Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. Under SFAS No. 86, capitalization of software development costs begins upon the establishment of technological feasibility until the point of general release of the product, subject to net realizable value considerations. The Company may begin capitalization upon completion of a working model. To date, no costs have been capitalized as the costs incurred between the establishment of technological feasibility and general release were immaterial. Accordingly, the Company has charged all such costs to research and development expenses.

     (e) ACCOUNTING FOR STOCK-BASED COMPENSATION

         In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires the measurement of the fair value of stock options to be included in the statement of income or disclosed in the notes to the financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative.

     (f) NEW ACCOUNTING STANDARDS

         The Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS, on December 3, 1999. This bulletin provides additional guidance on the accounting for revenue recognition, including both broad conceptual discussions as well as certain industry-specific guidance. The guidance is effective for the second quarter 2000. The Company does not expect the adoption of SAB No. 101 to have a material impact on the Company's results of operations.

(2)  INCOME TAXES

     The Company follows the provisions of SFAS No. 109, ACCOUNTING FOR INCOME TAXES. Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate.

     At October 31, 1999, the Company had available net operating loss carryforwards of approximately $5,030,000. The carryforwards may be used to offset future taxable income, if any, and expire through 2019. As of October 31, 1999 the Company had a deferred tax asset of approximately $2,500,000. The principal components of the deferred tax assets are start-up expenditures that have been capitalized for income tax purposes, net operating loss carryforwards and tax credits. The Company has recorded full valuation allowances against its deferred tax assets due to uncertainty regarding the realizability of this asset.

     The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership interests in the Company.

     A reconciliation of the federal statutory rate to the Company's effective rate for the ten month period ended October 31, 1999 is as follows:

     Provision at federal statutory rate                             (34)%
     State income taxes, net of federal                               (6)
     Change in valuation allowance                                    40
                                                                --------
     Effective tax rate                                                0%
                                                                ========

(3)  LEASE COMMITMENTS

     The Company leases certain office space and equipment under noncancellable operating leases. Rental expense under operating leases totaled $148,953 for the ten month period ended October 31, 1999.

                               CUSTOMER ANALYTICS, INC.
                           (A DEVELOPMENT STAGE ENTERPRISE)

                                 FINANCIAL STATEMENTS

                          FOR THE PERIOD FROM APRIL 16, 1998
                       (DATE OF INCEPTION) TO DECEMBER 31, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of Customer Analytics, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Customer Analytics, Inc. at December 31, 1998, and the results of its operations and its cash flows for the period from April 16, 1998 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and will require additional financing which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





/s/ PriceWaterhouseCoopers, LLP
Boston, Massachusetts
February 26, 1999, except for the information in Note 11 as to which the date is
    August 17, 1999

                            CUSTOMER ANALYTICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET

                                DECEMBER 31, 1998

                                     ASSETS

Current Assets:
  Cash and cash equivalents                                      $ 1,198,405
  Short-term investments                                           1,979,840
  Accounts receivable                                                 29,426
  Contract costs in process                                          170,814
  Prepaid expenses and other current assets                           73,840
                                                                 -----------
     Total current assets                                          3,452,325

Property and equipment, net                                          190,299
                                                                 -----------

     Total assets                                                $ 3,642,624
                                                                 ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                   248,212
  Accrued expenses                                                    70,209
  Accrued compensation                                                37,184
  Accrued contract loss                                              120,632
  Current portion of capital lease obligation                          8,392
                                                                 -----------

     Total current liabilities                                       484,629

Capital lease obligation                                              16,933

Commitments and contingencies (Note 6)

Series A redeemable convertible preferred stock, $.0001 par
  value; 2,500,000 shares authorized, issued and outstanding
  ($5,000,000 liquidation preference)                              5,231,233

Stockholders' deficit:
Common stock, $.0001 par value; 10,000,000 shares authorized;
  1,025,000 share issued and 625,000 shares outstanding                  103
Additional paid in capital                                                --
Deficit accumulated during the development stage                  (2,086,274)
Less: common stock in treasury, 400,000 shares, at cost               (4,000)
                                                                 -----------
     Total stockholders' deficit                                   2,090,171
                                                                 -----------
       Total liabilities and stockholder's deficit               $ 3,642,624
                                                                 ===========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                            CUSTOMER ANALYTICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM APRIL 16, 1998 (DATE OF INCEPTION) THROUGH
                                DECEMBER 31, 1998







Operating expenses:
  Selling and marketing                                          $   204,828
  Research and development                                         1,190,408
  General and administrative                                         520,148
                                                                 -----------

     Operating loss                                               (1,915,384)

  Interest income                                                     84,164
  Interest expense                                                     1,156
  Other expense, net                                                   1,154
                                                                 -----------
       Net loss                                                  $(1,833,530)
                                                                 ===========














    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                            CUSTOMER ANALYTICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

        STATEMENT OF REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM APRIL 16, 1998 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1998

                                                SERIES A
                                               REDEEMABLE
                                               CONVERTIBLE
                                             PREFERRED STOCK       |        COMMON STOCK
                                        -------------------------  |  -------------------------
                                                       CARRYING    |                    PAR
                                            SHARES       VALUE     |     SHARES        VALUE
                                                                   |
Initial issuance of common stock                                   |
     in connection with formation                                  |
     of the Company                            --            --    |    1,025,000   $       103
                                                                   |
Issuance of Series A redeemable                                    |
     convertible preferred stock,                                  |
     net of issuance costs of $31,658     2,500,000   $ 4,968,342  |         --            --
                                                                   |
Purchase of common stock                       --            --    |         --            --
                                                                   |
Accretion of Series A redeemable                                   |
     convertible preferred stock                                   |
     to redemption value                       --         262,891  |         --            --
                                                                   |
Net loss                                       --            --    |         --            --
                                        -----------   -----------  |  -----------   -----------
                                                                   |
Balance, December 31, 1998                2,500,000   $ 5,231,233  |    1,025,000   $       103
                                        ===========   ===========  |  ===========   ===========

                                                        DEFICIT
                                                      ACCUMULATED
                                         ADDITIONAL    DURING THE      TREASURY        TOTAL
                                          PAID-IN      DEVELOPMENT       STOCK      STOCKHOLDERS'
                                          CAPITAL         STAGE         AT COST        EQUITY
                                        -----------    -----------    -----------    -----------
Initial issuance of common stock
     in connection with formation
     of the Company                     $    10,147             --             --    $    10,250

Issuance of Series A redeemable
     convertible preferred stock,
     net of issuance costs of $31,658          --               --             --             --

Purchase of common stock                       --               --    $    (4,000)        (4,000)

Accretion of Series A redeemable
     convertible preferred stock
     to redemption value                    (10,147)   $  (252,744)            --       (262,891)

Net loss                                                (1,833,530)            --     (1,833,530)
                                        -----------    -----------    -----------    -----------
Balance, December 31, 1998                     --      $(2,086,274)   $    (4,000)   $(2,090,171)
                                        ===========    ===========    ===========    ===========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                            CUSTOMER ANALYTICS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS

             FOR THE PERIOD FROM APRIL 16, 1998 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1998


Cash flows from operating activities:
   Net loss                                                       $(1,833,530)
   Adjustments to reconcile net loss to net cash used
      for operating activities:
      Depreciation and amortization                                    11,506
      Charge for technology rights                                    250,000
      Increase in assets and liabilities:
         Accounts receivable                                          (29,426)
         Contract costs in process                                   (170,814)
         Prepaid expenses and other current assets                    (73,840)
         Accounts payable                                             248,212
         Accrued expenses and compensation                            107,393
         Accrued contract loss                                        120,632
                                                                  -----------

Net cash used for operating activities                             (1,369,867)
                                                                  -----------

Cash flows from investing activities:
   Purchases of property and equipment                               (174,158)
   Purchases of short-term investments                             (1,979,840)
                                                                  -----------

Net cash used for investing activities                             (2,153,998)
                                                                  -----------

Cash flows from financing activities:
   Proceeds from issuance of common stock                              10,250
   Proceeds from issuance of preferred stock, net                   4,718,342
   Acquisition of treasury stock                                       (4,000)
   Principal payments on capital lease obligation                      (2,322)
                                                                  -----------

Net cash provided by financing activities                           4,722,270
                                                                  -----------

Net increase in cash and cash equivalents                           1,198,405
Cash and cash equivalents, beginning of period                             --
                                                                  -----------
Cash and cash equivalents, end of period                          $ 1,198,405
                                                                  ===========

Supplemental disclosures of cash flow information:
   Interest paid                                                        1,156

Supplemental disclosure of noncash financing activities:
   250,000 shares of Series A Redeemable Convertible Preferred
     Stock issued in exchange for technology rights               $   250,000
   Acquisition of property and equipment under capital
     lease obligations                                            $    27,647
                                                                  ===========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

1.   NATURE OF BUSINESS:
     ------------------

     Customer Analytics, Inc. (the "Company"), which began operations on April 16, 1998, is a development stage enterprise. The Company is a provider of industry-specific, enterprise relationship management ("ERM") applications and solutions. Target industries include financial services, travel, pharmaceuticals, and high technology. ERM enables an enterprise to obtain a consistent and comprehensive view of each current and prospective customer, thus understanding the needs and associated value of each customer, in the process improving revenue growth, profit, and shareholder value.

     Since its inception, the Company has devoted substantially all of its efforts to raising capital, developing technologies, acquiring equipment and recruiting new employees. Accordingly, the Company is considered a development stage enterprise as defined in Statement of Financial Accounting Standards No. 7 and the accompanying financial statements represent those of a development stage enterprise.

     The Company is still in the development stage and has not yet achieved significant operations. In order for the Company to emerge out of the development stage and to continue as a going concern, the Company plans to raise additional capital through further equity offerings or debt financing.

     Ultimately, continuation of the Company as a going concern is dependent on its ability to raise capital through equity placements and achieve a level of operations sufficient to meet cash flow requirements and to recover the development costs incurred. The Company's capital requirements may change depending upon numerous factors, including progress of the Company's research and development programs, resources the Company devotes to self-funded projects, and demand for the Company's products. There can be no assurance that management will be successful with either raising additional capital or achieving a level of operations sufficient to meet cash flow requirements. All operations since inception have been in the United States.

     The Company is subject to risks common to companies in the industry including, but not limited to, new technological innovations, dependence on key individuals, protection of proprietary technology, uncertainty of market acceptance of products, and the need to obtain additional financing.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1998, cash equivalents consisted of a money market account. Short-term investments consist of investments with maturity dates exceeding three months but less than one year, and consisted of government obligations at December 31, 1998.

     REVENUE RECOGNITION

     The Company provides system design, implementation and support services under fixed price and time and materials contracts. For fixed price contracts where reasonably dependable estimates are available, revenue is recorded on the basis of the estimated percentage of completion of services rendered. When reasonably dependable estimates are not available, the Company uses the completed contract method of accounting where costs are capitalized as incurred until the contract is completed. Losses, if any, on fixed price contracts are recognized when the loss is determined. For time and materials contracts, revenue is recorded at contractually agreed upon rates as the costs are incurred. Revenues for software application sales are recognized on the basis of customer acceptance over the period of software implementation.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

          Computer equipment                                   5 years
          Purchased software                                   3 years
          Office equipment                                     5 years
          Furniture and fixtures                               7 years

     Repair and maintenance costs are expensed as incurred. Costs of major additions and betterments are capitalized. On disposal, the related cost and accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in the determination of income or loss.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. Research and development costs include $250,000 of expenses related to technology rights received in exchange for Series A Redeemable Preferred Stock. The technology was intended to be used in the initial development of the Company's product.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using current enacted tax rates in effect for the year in which the difference is expected to reverse. A valuation allowance is provided for net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

     Financial instruments that subject the Company to concentration of credit risk consist principally of cash, cash equivalents, short-term investments and accounts receivable which have fair values that approximate their carrying amounts. Cash, cash equivalents and short-term investments are primarily invested in government obligations and money market accounts primarily through one financial institution. The Company has not experienced significant losses on short-term investments.

3.   PROPERTY AND EQUIPMENT:
     ----------------------

     Property and equipment at December 31, 1998 consists of:


         Computer equipment                                  $ 125,810
         Purchased software                                     29,434
         Office equipment                                       16,561
         Furniture and fixtures                                 30,000
                                                             ---------
                                                               201,805
                                                             ---------
         Less: accumulated depreciation and amortization       (11,506)
                                                             ---------

         Property and equipment, net                         $ 190,299
                                                             =========

     The carrying value of assets under capital leases which are included in office equipment above is as follows:


         Equipment held under capital lease                  $  27,647
         Accumulated amortization                                1,686


     Depreciation expense was $11,506 from April 16, 1998 (date of inception) to December 31, 1998.

4.   STOCKHOLDERS' DEFICIT:
     ---------------------

     COMMON STOCK

     The Company has authorized 10,000,000 shares of $.0001 par value common stock and 2,500,000 shares of $.0001 par value preferred stock. Dividend and liquidation rights of common stock are subordinated to those of all series of preferred stock. The Company has reserved 1,175,000 shares of common stock for issuance under the 1998 stock option plan.

     In May 1998, 1,025,000 shares of common stock which are subject to vesting provisions based on employment were issued to the founders of the Company for $.01 per share resulting in gross proceeds of $10,250. Subsequent to issuance, 400,000 shares of the common stock were repurchased by the Company, at cost, due to a founder's termination with the Company. The remaining shares of common stock vest at 125,000 shares after one year and 31,250 shares per quarter thereafter.

     TREASURY STOCK

     In November 1998, the Company repurchased 400,000 shares of its common stock at $.01 per share from a former employee of the Company for an aggregate purchase price of $4,000.

     STOCK OPTION PLAN

     In June 1998, the Company adopted the 1998 Stock Option Plan (the "Plan"). The Plan is administered by the Board of Directors, and allows for the granting of stock awards to eligible directors, employees, consultants, and officers in the form of incentive stock options and nonqualified stock options. The aggregate number of shares which may be issued pursuant to the Plan is 1,175,000. Awards granted under the Plan are subject to terms and conditions, as defined in the Plan and as determined by the Board of Directors. Options typically vest over four years and the exercise price per share is subject to certain pricing restrictions as defined in the Plan. Options granted under the plan generally expire 10 years from the date of grant or within three months of termination.

     Information related to all stock options granted by the Company is as follows:
                                                                     WEIGHTED
                                                                     AVERAGE
                                                      SHARES      EXERCISE PRICE
                                                     -------      --------------
         Outstanding at April 16, 1998
         Granted                                     323,500          $0.50
         Canceled
         Exercised                                        --             --
                                                     -------          -----
         Outstanding at December 31, 1998            323,500          $0.50
                                                     =======          =====
         Options exercisable                              --             --

         Options available for future grants         851,500             --

        The following table summarizes information concerning currently outstanding options:

                                             WEIGHTED AVERAGE        WEIGHTED
            RANGE OF          NUMBER OF         REMAINING            AVERAGE
         EXERCISE PRICES     OUTSTANDING     CONTRACTUAL LIFE     EXERCISE PRICE
         ---------------     -----------     ----------------     --------------
             $0.50             323,500           9.8 years             $0.50

        The exercise price for each of the above grants was determined by the Board of Directors of the Company to be equal to the fair market value of the common stock on the date of grant. In reaching this determination at the time of each grant, the Board considered a broad range of factors including the illiquid nature of an investment in the Company's common stock, the Company's historical financial performance, and the Company's future prospects.

        The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for the Plan. Had compensation cost for the Plan been determined on the fair value at the grant dates for awards under the Plan using the minimum value method consistent with Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation," the Company's net loss for the year ended December 31, 1998 would have been increased by approximately $2,100. In computing this pro forma amount for the year ended December 31, 1998, the Company has assumed a weighted average risk free rate of return of 4.72%, an expected life of seven years, no volatility and no dividends. The average fair value of the options granted during 1998 is estimated as $.14 on the date of grant.

        The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. Additional awards in future years are anticipated.

        STOCK WARRANTS

        In July 1998, the Company agreed to issue warrants to their bank to purchase shares of common stock based on the outstanding principal balance of their credit facility (Note 9). No warrants were issued or outstanding at December 31, 1998.

5.   REDEEMABLE CONVERTIBLE PREFERRED STOCK:
     --------------------------------------

     In June 1998, the Company issued 2,500,000 shares of Series A Redeemable Convertible Preferred Stock ("Series A Stock") at $2.00 per share resulting in gross cash proceeds of $4,750,000 and of $250,000 for technology rights. Series A Stock contains the following provisions:

        CONVERSION

        Each share of Series A Stock is convertible into one share of common stock at the option of the holder, adjustable for certain dilutive events. Conversion is automatic upon the closing of an initial public offering at $10 per share in which the Company receives at least $13,500,000 of gross proceeds, or upon request of two-thirds of the holders of Series A Stock.

        VOTING RIGHTS

        The holders of Series A Stock are entitled to voting rights equivalent to the number of shares of common stock into which each share of preferred stock is then convertible.

        DIVIDENDS

        The Board of Directors may, at its discretion, declare and pay dividends at a rate of $.16 per share per annum for Series A Stock prior, and in preference to, any dividends paid on common stock. Dividends are not mandatory or cumulative. No dividends were declared or paid from April 16, 1998 (date of inception) to December 31, 1998.

        LIQUIDATION

        In the event of any liquidation of the Company, the holders of Series A stock will be entitled to receive in preference to all common stockholders, an amount equal to $2.00 per share, plus all declared but unpaid dividends.

        REDEMPTION

        At any time on or before the fifth anniversary of the original issue date, the Company will redeem the outstanding shares of Series A Stock upon request from a majority of the holders of then outstanding Series A Stock on the later of the date one month following the Company's receipt of such notice, or the fifth anniversary of the original issue date, in three equal, annual installments. The redemption price shall be $2.00 per share plus 8% of the original issue price, $2.00, per year compounded annually less any dividends paid per share. The redemption price is subject to increase if funds legally available to redeem such shares are insufficient at the redemption date.

6.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

     The Company leases its facility and certain office equipment under operating and capital lease agreements. These lease agreements expire at dates through 2002.

     Future minimum lease payments are as follows:

                                                        OPERATING      CAPITAL
                                                        ---------     ---------
         1999                                           $ 108,971     $  11,403
         2000                                             108,971        11,403
         2001                                             107,249         6,866
         2002                                              97,115            --
                                                        ---------     ---------
         Total minimum payments required                $ 422,306        29,672
                                                        =========

         Less: amount representing interest                               4,347
                                                                      ---------
         Present value of minimum lease payments                         25,325

         Less: current portion                                            8,392
                                                                      ---------
         Long-term portion                                            $  16,933
                                                                      =========

     Rent expense on operating leases was approximately $36,000 for the period from inception (April 16, 1998) to December 31, 1998.


7.   INCOME TAXES:
     ------------

     No provision for income taxes has been recorded due to the Company's net losses. Components of the net deferred tax asset at December 31, 1998 are as follows:

         Net operating loss carryforwards                   $ 606,630
         Start-up costs                                       131,005
         Organization costs                                       751
         Depreciation                                          (1,293)
         Research and development credits/carryforwards        65,404
                                                            ---------
                                                              802,497

         Valuation allowance                                 (802,497)
                                                            ---------
         Net deferred tax asset                                    --
                                                            =========


     At December 31, 1998, the Company had net operating loss carryforwards available to offset future taxable income of approximately $1,500,000, which expire in 2018. The Company also has available research and development credits for federal and state income tax purposes of approximately $43,000 and $33,000, respectively, which expire in 2018 and 2013, respectively.

     At December 31, 1998, the Company has established a valuation allowance equal to the value of the net deferred tax asset due to the Company's history of net losses and the uncertainty surrounding the realization of these assets. Under the Internal Revenue Code, certain substantial changes in the Company's ownership could limit the amount of net operating loss carryforwards and tax credits that could be utilized in any one year to offset future taxable income or tax liabilities.

8.   SIGNIFICANT CUSTOMER:
     --------------------

     During 1998, the Company engaged in product development and had receivables from one customer for a project which is being accounted for under the completed contract method of accounting.

9.   EMPLOYEE BENEFIT PLAN:
     ---------------------

     In 1998, the Company established a savings plan with employer matching provisions covering substantially all of its employees. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. The Company's matching contribution to the 401(k) savings plan is subject to limitations as defined in the 401(k) plan. For the period from April 16, 1998 (date of inception) to December 31, 1998 the Company contributed approximately $1,500 to the savings plan.

10.  LINE OF CREDIT:
     --------------

     The Company has a line of credit agreement with its bank which bears interest at the prime rate plus 1%. $250,000 is available for equipment advances which expired on January 17, 1999, with an additional $500,000 available for working capital advances which expires on January 17, 2000. As part of the agreement, the bank is entitled to receive warrants based on the outstanding principal balance of the line. There have been no advances under the line of credit for the period from April 16, 1998 (date of inception) to December 31, 1998.

11.  SUBSEQUENT EVENTS:
     -----------------

     In April 1999, the Company entered into a Master Equipment Lease Agreement providing for a lease line of credit of $1,000,000 for the purpose of purchasing capital equipment through December 1999. The interest rate is equal to a monthly rate of approximately 3.2% of the equipment's original purchase price. The lease shall be repaid in 36 equal monthly installments of principal plus interest. At the end of the lease term the Company has the option to purchase leased equipment for 15% of the original purchase price or extend the lease for a period of six months.In August 1999, the Company received gross proceeds of $400,000 from the sale of convertible subordinated notes from investors. The notes bear interest at six percent per annum and are due on the earlier of December 31, 1999 or when declared due after an event of default. The notes are convertible at the election of the holder into either shares of Series B Preferred Stock if $6,000,000 worth of shares have been issued by the Company at the issuance price or into shares of the common stock at $2.00 per share. In the event that the Company does not issue the Series B Preferred Stock in the specified timeframe, the Company will issue warrants to the investors to purchase shares of Series B Preferred Stock based upon a formula which is defined in the notes.

b)   PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTION

The following unaudited pro forma consolidated financial statements have been prepared to give the effect to the acquisition of Customer Analytics Holdings, Inc. (CAH) by Exchange Applications, Inc. (Exchange) and the acquisition of Customer Analytics, Inc. (CAI) by CAH.

On June 8, 2000, Exchange entered into a definitive merger agreement to acquire all of the outstanding capital stock of CAH. Under the terms of the agreement, Exchange issued shares of its common stock and stock options to existing holders of CAH common stock and stock options. Exchange received Harte-Scott Redino regulatory approval from the United States Justice Department on June 12, 2000 and took effective control of CAH on June 13, 2000. The value of the Exchange common stock issued in the transaction, including shares issuable under assumed options, was $113,944,000.

The unaudited pro forma consolidated statements of operations combine the historical statements of operations of Exchange and CAH for the year ended December 31, 1999 and the period ended June 30,2000 as if the acquisition had occurred on January 1, 1999. On October 29, 1999, CAH (then known as Action Systems Holdings, Inc). acquired CAI and adopted its name. The results of this entity have also been included in the unaudited pro forma consolidated statements of operations as if this acquisition also occurred on January 1, 1999.

The pro forma financial statements utilize the purchase method of accounting for the merger of Exchange and CAH as well as the merger of Action Systems Holdings, Inc. and CAI Under the purchase method of accounting, the purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair value at the time of the merger. The pro forma condensed consolidated financial statements reflect pro forma adjustments made to combine Exchange, CAH and CAI using the purchase method of accounting.

Such unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the period presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma consolidated financial statements are based upon the respective historical financial statements of Exchange, CAH and CAI and should be read in conjunction with the respective historical financial statements and notes thereto of Exchange, CAH, and CAI, which have been included elsewhere in this document. The unaudited pro forma consolidated financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the enlarged group.

                         Six Months Ended June 30, 2000

                                                        CUSTOMER
                                                        ANALYTICS
                                                      HOLDINGS, INC.       PRO FORMA
                                           EXCHANGE   1/1/00-6/12/00    ADJUSTMENTS REF     TOTAL
Revenues:

License fees                                 23,613        8,668                               32,281

Services and maintenance                     11,187        5,058                               16,245
                                            -------      -------                           ----------
Total revenues                               34,800       13,726                               48,526
                                            -------      -------                           ----------
Cost of revenues:

Software license fees                           362           39                                  401

Services and maintenance                      7,490        6,159                               13,649
                                            -------      -------                           ----------
Total cost of revenues                        7,852        6,198                               14,050
                                            -------      -------                           ----------
Gross profit                                 26,948        7,528                               34,476
Operating expenses:

Sales and marketing                          11,029        4,339                               15,368

Research and development                      7,788        4,894                               12,682

General and administrative                    4,174        2,239                                6,413
Amortization of MSI non current asset        10,010            -                               10,010

Amortization of goodwill and intangibles      3,506        2,270           10,900 (b)          16,676
                                            -------      -------                           ----------
Total operating expenses                     36,507       13,742                               61,149
                                            -------      -------                           ----------
Loss from operations                         (9,559)      (6,214)                             (26,673)
Other income (expense)

Interest income                                 848           40                                  888

Interest expense                             (1,321)      (1,128)             (43)(c)          (2,492)

Amortization of debt discount                    --         (662)             662 (d)              --
                                            -------      -------                           ----------
Total other income (expense)                   (473)      (1,750)                              (1,604)

Loss before provision for income taxes      (10,032)      (7,964)                             (28,277)

Provision for income taxes                      (21)         211             (190)(e)              --
                                            -------      -------                           ----------
Net loss applicable to common stockholders  (10,053)      (7,753)                             (28,277)
                                            =======      =======                           ==========
Net loss per common and equivalent share                                                        (0.94)
                                                                                           ==========
Weighted average number of common and common equivalent
shares outstanding (basic and diluted)                                                     29,968,098
                                                                                           ==========

      See accompanying notes to unaudited pro forma combined condensed financial statements.

                                              Twelve Months Ended December 31, 1999

                                                           FORMER
                                                          CUSTOMER
                                               CUSTOMER   ANALYTICS                   ADJUSTED        PRO
                                              ANALYTICS  (TEN MONTH                   CUSTOMER       FORMA
                                              HOLDINGS,  PERIOD ENDED                 ANALYTICS    ADJUSTMENTS REF
                                  EXCHANGE       INC.     OCTOBER 31, ADJUSTMENTS REF HOLDINGS                      TOTAL
                                                             1999)                      INC.
Revenues:
Software license fees              26,344       12,236         --                      12,236                      38,580
Services and maintenance           16,957        4,634          179                     4,813                      21,770
                                  -------      -------      -------                   -------                     -------
Total revenues                     43,301       16,870          179                    17,049                      60,350
Cost of revenues:

Software license fees                 438         --           --                        --                           438

Services and maintenance           10,255        5,352          237                     5,589                      15,844
                                  -------      -------      -------                   -------                     -------
Total cost of revenues             10,693        5,352          237                     5,589                      16,282
                                  -------      -------      -------                   -------                     -------
Gross profit                       32,608       11,518          (58)                   11,460                      44,068
Operating expenses:

Sales and marketing                14,555       10,953          947                    11,900                      26,455
Research and development            9,829        3,893        2,868                     6,761                      16,590
General and administrative          4,948        4,481          473                     4,954                       9,902
Cost of acquisition                 1,388         --           --                        --                         1,388

Amortization of goodwill             --            742         --        3,798 (a)      4,540      24,459 (b)      28,999
                                  -------      -------      -------                   -------                     -------
Total operating expenses           30,720       20,069        4,288                    28,155                      83,334
                                  -------      -------      -------                   -------                     -------
Income (loss) from operations       1,888       (8,551)      (4,346)                  (16,695)                    (39,266)

Other income (expense)

Interest income                     1,440          101           44                       145                       1,585

Interest expense                      (10)        (172)          (8)     (158)(c)        (338)        (70)(c)        (418)

Amortization of debt discount        --           (210)        --        (388)(d)        (598)        598            --
                                  -------      -------      -------                   -------                     -------
Total other income (expense)        1,430         (281)          36                      (791)                      1,167
                                  -------      -------      -------                   -------                     -------
Income (loss) before
provision for income taxes          3,318       (8,832)      (4,310)      (4,344)     (17,486)                    (38,099)

Provision for income taxes         (2,220)         534         --                         534       1,686 (e)         --
                                  -------      -------      -------                   -------                     -------
Net income (loss) applicable
to common stockholders              1,098       (8,298)      (4,310)                  (16,952)                    (38,099)
                                  =======      =======      =======                   =======                     =======
Net loss per common and
equivalent share                                                                                                     1.43
                                                                                                                  =======
Weighted average number of common and common equivalent
shares outstanding (basic and diluted)                                                                         26,577,374
                                                                                                               ==========
         See accompanying notes to unaudited pro forma combined condensed financial statements.

(1)  Basis of Presentation

     The unaudited proforma consolidated statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 give effect to the acquisition of Customer Analytics Holdings, Inc (CAH) by Exchange Applications, Inc (Exchange) as of the date of effective control by Exchange on June 13, 2000 and CAH's (formerly Action Systems, Inc) acquisition of Customer Analytics, Inc on October 29, 1999 as if these acquisitions had occurred on January 1, 1999. Action Systems, Inc adopted the name of Customer Analytics Holdings, Inc. post acquisition. The effects of both acquisitions have been presented using the purchase method of accounting and accordingly, the aggregate purchase price of these acquisitions was allocated to the fair value of the assets assumed with any excess purchase price being allocated to goodwill and other identifiable intangible assets.

(2) The unaudited pro forma consolidated financial statements do not include adjustments to conform the accounting policies of CAH to those followed by Exchange. The nature and extent of such adjustments, if any, will be based upon further analysis and are not expected to be material.

(3) The unaudited proforma condensed financial statements reflect certain reclassifications to conform the the financial statements of CAH and Customer Analytics, Inc. to those of Exchange.

(4)  Pro Forma Income Statement Adjustments

     (a) To record the amortization of $22,700,000 of goodwill related to the October 29, 1999 Action Systems, Inc. acquisition of Customer Analytics, Inc. for the year ended December 31, 1999. Action Systems, Inc. adopted the name of the acquired company post acquisition.

     (b) To record amortization of $95,914,000 of goodwill and $29,450,000 of intangible assets related to the June 13, 2000 acquisition of CAH by Exchange less the amortization previously recorded by CAH and the additional amortization recorded in Note (a) above. The goodwill and intangible assets are being amortized over a five and three year period, respectively.

     (c) To record additional interest expense for the year ended December 31, 1999 and the six months ended June 30, 2000 related to $3,000,000 of subordinated notes payable issued in connection with the October 29, 1999 Action Systems, Inc. acquisition of Customer Analytics, Inc. These notes were originally due on May 15, 2000 and earned interest at a rate of 6% per annum. In connection with Exchange's acquisition of CAH, the holders of the original notes were issued new notes totaling $5,000,000. The new notes earn interest at 5% per annum. This adjustment reflects the incremental interest that would have been due if the notes had been issued on January 1, 1999 earning interest at 5% per annum.

     (d) To eliminate amortization of debt discount allocated to warrants issued in connection with $3,000,000 of subordinated debt (see Note (c)). These warrants were canceled in connection with the June 13, 2000 Exchange acquisition of CAH.

     (e) The unaudited pro forma consolidated statements of operations includes an adjustment which assumes an effective tax rate of 0%. The combined pro-forma statements of operations show significant losses in both periods, which, even after accounting for non deductible expenses, would result in a tax loss.

                                     ******

 (c)  EXHIBITS.
      --------

      Exhibit 2* Agreement and Plan of Merger and Reorganization, dated as of June 6, 2000, by and among Exchange, CAH Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exchange, CAH and certain shareholders of CAH; includes Annex A, the form of Escrow Agreement (does not include other Exhibits or Schedules; Exchange will furnish a copy of any such omitted exhibit or schedule to the Commission upon request).

      Exhibit 23.1 Consent of Arthur Andersen, LLP regarding Exchange Applications, Inc

      Exhibit 23.2 Consent of PriceWaterhouseCoopers, LLP regarding Customer Analytics

      Exhibit 23.3 Consent of Deloitte and Touche, LLP regarding Customer Analytics Holdings, Inc

      Exhibit 99.1* Press Release of Exchange, dated June 8, 2000, announcing the acquisition of CA.

      * Previously filed




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                EXCHANGE APPLICATIONS, INC.

                                By: /s/ Andrew J. Frawley
                                    ----------------------------------------
                                    Andrew J. Frawley
                                    Chairman of the Board, President and CEO


Dated:  August 31, 2000

                                  EXHIBIT INDEX


   Exhibit No.                            Description
   -----------                            -----------

      Exhibit 2* Agreement and Plan of Merger and Reorganization, dated as of June 6, 2000, by and among Exchange, CAH Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exchange, CAH and certain shareholders of CAH; includes Annex A, the form of Escrow Agreement (does not include other Exhibits or Schedules; Exchange will furnish a copy of any such omitted exhibit or schedule to the Commission upon request).

      Exhibit 23.1 Consent of Arthur Andersen, LLP regarding Exchange Applications, Inc

      Exhibit 23.2 Consent of PriceWaterhouseCoopers, LLP regarding Customer Analytics

      Exhibit 23.3 Consent of Deloitte and Touche, LLP regarding Customer Analytics Holdings, Inc

      Exhibit 99.1* Press Release of Exchange, dated June 8, 2000, announcing the acquisition of CA.

      * Previously filed